Exhibit 5.1

March 28, 2018

NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, Texas 77064

Re: NCI Building Systems, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as counsel to NCI Building Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 1,950,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as amended and restated as of January 27, 2018 (the “Plan”).
We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.
Based on the foregoing, we are of the opinion that the 1,950,000 additional shares of Common Stock that are reserved for issuance pursuant to the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware as currently in effect.

Very truly yours,

/s/ Debevoise & Plimpton LLP